UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item7.01 Regulation FD Disclosure

On January 10, 2007, Keurig, Incorporated ("Keurig"), a wholly-owned subsidiary of Green Mountain Coffee Roasters, Inc., announced that it had filed a patent infringement lawsuit against Kraft Foods Inc. ("Kraft"), Kraft Foods Global Inc. ("KFG"), and Tassimo Corporation ("Tassimo") in the United States District Court for the District of Delaware. The complaint alleges that Kraft's T DISC single-serve beverage cartridges infringe upon Keurig's United States Patent Number 6,607,762, which relates to a disposable single serve beverage filter cartridge.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated January 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: January 10, 2007

Index to Exhibits
Exhibit No. 99.1	Description Press Release dated January 10, 2007.